                                                                    EXHIBIT 10.3



               MASTER CREDIT SUPPORT AGREEMENT, dated as of       , 1996 (this
          "Agreement"), entered into among GENESIS CRUDE OIL, L.P., a Delaware limited partnership ("Genesis OLP"), SALOMON INC, a Delaware corporation ("Salomon Inc"), and BASIS PETROLEUM, INC., a Texas corporation ("Basis").

     WHEREAS Genesis OLP has been formed to conduct the crude oil gathering and marketing and pipeline business previously conducted by Howell Corporation ("Howell") and the crude oil gathering and marketing business previously conducted by Basis;

     WHEREAS the crude oil gathering and marketing business to be conducted by Genesis OLP is expected to require significant transitional credit support in connection with crude oil purchase, sale, transfer and other related transactions entered into by Genesis OLP in the ordinary course of business; and

     WHEREAS Salomon Inc and Basis desire to provide transitional credit support to Genesis OLP on the terms and subject to the limitations specified herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.


                                   ARTICLE I

                                  DEFINITIONS
SECTION 1.1.  Definitions.

     The following terms shall for purposes of this Agreement have the meanings assigned below.

     "Account" shall mean any right to payment for goods sold, exchanged or leased or for services rendered, whether or not earned by performance.

     "Account Debtor" shall mean, with respect to any Account, the obligor with respect to such Account.

     "Affiliate" shall have the meaning assigned to such term in the Conveyance Agreement.

     "Agent" shall have the meaning assigned to such term in Section 2.4 of this Agreement.

     "Availability Period" shall mean (a) with respect to the Working Capital Facility Commitment, the period from and including the Closing Date to but excluding the earlier of (i) the Working Capital Facility Maturity Date and (ii) the date of termination of the Working Capital Facility Commitment pursuant to
Section 3.2(d), Section 3.3 or Article VII and (b) with respect to the Guaranty Facility Commitment, the period from and including the Closing Date to but excluding the earlier of (i) the Guaranty Facility Maturity Date and (ii) the date of termination of the Guaranty Facility Commitment pursuant to Section 2.1(b) or Article VII.

     "Bankruptcy Code" shall mean Title 11 of the United States Code.
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     "Borrowing Base" shall mean an amount equal to the sum, without duplication, of (a) 90% of Pre-Approved Eligible Receivables, (b) 85% of Eligible Receivables other than Pre-Approved Eligible Receivables and (c) 80% of the crude oil inventories of Genesis OLP calculated on a mark-to-market basis on the relevant date and in accordance with industry practice, which inventories shall be taken into account if and only to the extent that the mark-to-market value of such inventories is in excess of $5,000,000; provided that at no time shall the amount resulting from clause (c) above with respect to crude oil inventories exceed 20% of the total Borrowing Base. The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder.

     "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 4.2(j) of this Agreement.

     "Borrowing Request" shall mean a request by Genesis OLP in accordance with the terms of Section 3.1(b) and substantially in the form of Exhibit G hereto.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

     "Capitalized Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

     "Closing Date" shall mean the date of the first Credit Event.

     "Code" shall mean the Internal Revenue Code of 1986.

     "Collateral" shall mean all the "Collateral" as defined in the Security Agreement.

     "Collateral Agent" shall mean Salomon Inc, in its capacity as Collateral Agent for the Secured Parties under the Security Agreement.

     "Commitments" shall mean the Guaranty Facility Commitment and the Working Capital Facility Commitment.

     "Compromise of Claims Agreement" shall mean an agreement evidenced in writing whereby Genesis OLP and another Person have agreed to compromise their claims and cancel in all respects without further liability specified contracts to purchase and sell quantities of crude oil and both parties have agreed to enter into a new contract to purchase and sell the net quantity of crude oil related to such purchase and sale contracts and such agreement is in compliance with the terms of Section 6.2 hereof.
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     "Consolidated Current Assets" shall mean the current assets of Genesis OLP and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" shall mean the current liabilities of Genesis OLP and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income for such period, plus, to the extent deducted in computing Consolidated Net Income, the sum (without duplication) of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) Guaranty fees and Letter of Credit fees payable hereunder and (e) any extraordinary losses, minus, to the extent added in computing such Consolidated Net Income, (i) any interest income and (ii) any extraordinary gains, all as determined on a consolidated basis with respect to Genesis OLP and the Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charges" shall mean, for any period, the sum (without duplication) of (i) Maintenance Capital Expenditures during such period, (ii) interest expense for such period, (iii) Guaranty fees and Letter of Credit fees payable hereunder for such period and (iv) the aggregate amount of payments of principal on Indebtedness (including, without limitation, Capitalized Lease Obligations to the extent deducted in calculating Consolidated EBITDA for such period) of Genesis OLP and the Subsidiaries scheduled to be made during such period.

     "Consolidated Net Income" shall mean, for any period, the net income or loss of Genesis OLP and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person in which any other Person (other than Genesis OLP or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to Genesis OLP or any of the Subsidiaries (subject to the restriction contained in clause (d)) by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Genesis OLP or any of the Subsidiaries or the date that Person's assets are acquired by Genesis OLP or any of the Subsidiaries, (c) the income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Genesis OLP, except to the extent of the amount of dividends or other distributions actually paid to Genesis OLP or any of the Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary, to the limitations contained in this clause), (d) any after-tax gains or losses attributable to sales of assets out of the ordinary course of business and (e) to the extent not included in clauses (a) through (d) above, any non-cash extraordinary gains or non-cash extraordinary losses.

     "Consolidated Net Worth" shall mean the total partners' capital of Genesis OLP determined on a consolidated basis in accordance with GAAP after appropriate deduction for any less-than-wholly owned interests in Subsidiaries.

     "Consolidated Tangible Net Worth" shall mean the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items)
which would appear on a consolidated balance sheet of Genesis OLP and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent
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                                                                               4


otherwise included, the amounts of (i) minority interests in the Subsidiaries held by Persons other than Genesis OLP or a Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the General Partner; (iii) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; and (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

     "Consolidated Total Liabilities" shall mean the total liabilities (including, without limitation, all Indebtedness) of Genesis OLP and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Working Capital" shall mean the Consolidated Current Assets less the Consolidated Current Liabilities.

     "Contingent Obligation" shall mean any obligation of a Person guaranteeing or having the effect of guaranteeing any Indebtedness, leases, distributions, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purpose of payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by Genesis OLP in good faith.

     "Contract Cancelation Agreement" shall mean an agreement evidenced in writing whereby Genesis OLP and another Person have agreed to cancel in all respects and without further liability specified contracts to purchase and sell equal quantities of crude oil resulting in no deliveries of crude oil and both parties have agreed to pay cancelation fees as set forth in such agreement and such agreement is in compliance with the terms of Section 6.2 hereof.

     "Conveyance Agreement" shall mean that certain Purchase & Sale and Contribution & Conveyance Agreement dated _______, 1996 by and between Genesis MLP, Genesis OLP, Basis, Howell, certain subsidiaries of Howell and Genesis LLC.

     "Credit Event" shall have the meaning assigned to such term in Section 4.1.
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                                                                               5


     "Crude Oil Contracts" shall mean contracts entered into by Genesis OLP with third parties for the sale, purchase, exchange, marketing or transportation of crude oil in form and substance customary in Genesis OLP's crude oil gathering, marketing and transportation business and in compliance with Section 6.2 hereof.

     "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

     "Disbursement" shall mean a Guaranty Disbursement or an L/C Disbursement.

     "Disclosed Matters" shall mean the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.6.

     "Domestic Subsidiary" shall mean each Subsidiary that is organized under the laws of the United States or any state thereof.

     "Eligible Receivable" shall mean, on any date, all Accounts of Genesis OLP and the Subsidiaries on such date that (a) have been invoiced and represent the bona fide sale and delivery or rendering of goods or services, in each case in the ordinary course of business of such Person in connection with its trade operations, and (b) are not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (i) through (ix) below or otherwise deemed by the Collateral Agent in good faith to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as an Eligible Receivable, an Account shall indicate Genesis OLP or any Subsidiary as sole payee and as sole remittance party. In determining the amount to be so included, the face amount of Accounts shall be reduced, without duplication, by (x) the amount of all accrued and actual returns, discounts, claims, credits or credits pending, charges, price adjustments, freight or finance charges or other allowances (including any amount that Genesis OLP or any Subsidiary may be obligated to rebate to an Account pursuant to the terms of any agreement or understanding (written or oral)), (y) the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement and (z) the aggregate amount of all cash received in respect of Accounts but not yet applied by Genesis OLP or a Subsidiary to reduce the amount of the Accounts and modified to take into account the effects of Compromise of Claims Agreements and Contract Cancelation Agreements. Standards of eligibility may be fixed from time to time solely by the Collateral Agent in the exercise of its reasonable judgment, with any changes in such standards to be effective 10 days after delivery of notice thereof to Genesis OLP. Unless otherwise approved from time to time in writing by the Collateral Agent, no Account shall be an Eligible Receivable:

     (i) if Genesis OLP or a Subsidiary does not have sole lawful and absolute title to such Account (other than as pledged hereunder); or

     (ii) if it arises out of a sale made by Genesis OLP or a Subsidiary to an employee, officer, agent, director, stockholder, or Affiliate of Genesis OLP (including Genesis MLP, but excluding Basis, Salomon Inc, Phibro Inc. and Howell); or

     (iii) if (A) it is unpaid more than 3 Business Days from the due date or
     (B) it has been written off the books of Genesis OLP or a Subsidiary or has been otherwise designated on such books as uncollectible; or
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     (iv) if more than 50% in face amount of all Accounts of the same Account
     Debtor are ineligible pursuant to clause (iii) above; or

     (v) if the Account Debtor (A) is a creditor of Genesis OLP or a Subsidiary other than as a creditor in the capacity of a party to a Crude Oil Contract, Contract Cancelation Agreement or a Compromise of Claims Agreement and other than Basis, Salomon Inc, Phibro Inc. or Howell, (B) has or has asserted a right of setoff against Genesis OLP or a Subsidiary other than in the ordinary course and in accordance with the terms of a Crude Oil Contract, Compromise of Claims Agreement or Contract Cancelation Agreement or (C) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account or any other Account of Genesis OLP or a Subsidiary which has not been resolved, in each case, without duplication, to the extent of the amount owed by Genesis OLP or a Subsidiary to the Account Debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

     (vi) if the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind; or

     (vii) if the Account is not payable in dollars or the Account Debtor is either not incorporated under the laws of the United States of America or any State thereof or Canada or is located outside or has its principal place of business or substantially all of its assets outside the continental United States or Canada, except to the extent the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Collateral Agent (as to form, substance and issuer) and assigned to and directly drawable by the Collateral Agent; or

     (viii) if the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor, or the Account otherwise does not represent a completed sale; or

     (ix) if (A) either the perfection, enforceability or validity of the Collateral Agent's security interest or the Secured Parties' right or ability to receive direct payments as to such Account is governed by any Federal or state statutory requirement other than the Uniform Commercial Code, (B) it is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties, subject to no other Liens other than the Liens (if any) permitted by the Loan Documents, or (C) it does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents.

In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than 3 Business Days from the due date pursuant to clause
(iii) above, there shall be excluded the amount of any net credit balances relating to Accounts with invoice or payment dates more than 3 Business Days from the due date.

     "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
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     "Environmental Liability" shall mean any liability, contingent or otherwise
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Genesis OLP or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with Genesis OLP, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Genesis OLP or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Genesis OLP or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Genesis OLP or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Genesis OLP or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Genesis OLP or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "First Purchase Lien" shall mean any Lien on crude oil under Section 9.319 of the Texas Business and Commerce Code securing the obligation of the first purchaser to purchase and pay for such oil and arising in the ordinary course of business.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "Forward Exposure" shall mean, for any date, the aggregate hypothetical liability of Genesis OLP to third parties on such date with respect to executory payment and performance obligations pursuant to Guaranteed Contracts which are not Scheduled Obligations, assuming all such Guaranteed Contracts were terminated on such date as a result of the nonpayment or nonperformance of Genesis OLP, calculated in accordance with such Guaranteed Contracts if such contracts specify a measure of such liability upon termination, in the form of liquidated damages or otherwise, or if no such measure is specified, then in accordance with industry standards as determined by the Agent, in each case using the closing prices for
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                                                                               8


the relevant commodities on the date Forward Exposure is calculated as published in Platt's Crude Oil Marketwire.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     "General Partner" shall mean the operating general partner of Genesis OLP.

     "Genesis MLP" shall mean Genesis Energy, L.P., a Delaware limited partnership.

     "Genesis LLC" shall mean Genesis Energy, L.L.C., a Delaware limited liability company.

     "Genesis OLP Partnership Agreement" shall mean the Agreement of Limited Partnership of Genesis OLP Crude Oil, L.P., as the same may be amended and restated.

     "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guaranteed Contracts" shall mean Crude Oil Contracts with respect to which the payment and/or performance obligations of Genesis OLP are guaranteed by Salomon Inc pursuant to a Guaranty.

     "Guaranty" shall mean a guaranty issued by Salomon Inc pursuant to Section
2.1 in form and substance acceptable to Salomon Inc.

     "Guaranty Disbursement" shall mean any payment or disbursement made by Salomon Inc pursuant to a Guaranty.

     "Guaranty Exposure" shall mean, for any date, (a) the sum of (i) Priced Exposure, (ii) Unpriced Exposure and (iii) Forward Exposure, in each case for such date, plus (b) the aggregate principal amount of all Guaranty Disbursements that have not yet been reimbursed at such time.

     "Guaranty Facility Commitment" shall mean the commitment of Salomon Inc to issue Guaranties pursuant to Section 2.1.

     "Guaranty Facility Maturity Date" shall mean December 31, 1999.

     "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, forward agreement, futures contract or other interest rate, currency exchange rate or commodity price hedging arrangement or like agreement.
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                                                                               9

     "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than any First Purchase Lien) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, to the extent of the book value of the property subject to such Lien, (g) all Contingent Obligations of such Person, (h) all Capitalized Lease Obligations of such Person, (i) all net obligations of such Person in respect of Hedging Agreements, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of clause (g) above, the amount of the net obligation in respect of any Hedging Agreement shall be determined after giving effect to any other Hedging Agreement entered into for the purpose of offsetting the liability with respect to such Hedging Agreement.

     "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E hereto, among the Subsidiary Guarantors and the Collateral Agent.

     "Investment Grade Entity" shall mean (a) with respect to any U.S. Entity, an entity having long-term unsecured debt obligations which are rated at least BBB- by Standard & Poor's Ratings Service, or any successor thereto ("S&P"), or Baa3 by Moody's Investor Service or any successor thereto ("Moody's"), or a comparable rating from any other rating agency designated by the Securities and Exchange Commission as a nationally recognized statistical rating organization (an "NRSRO") or (b) in the case of an entity which does not have long-term unsecured debt obligations, or whose long-term unsecured debt obligations are not rated by S&P, Moody's or any other NRSRO, or which is not a U.S. Entity, an entity having, in the reasonable judgment of Salomon Inc, credit quality comparable to that of an entity described in clause (a).

     "L/C Disbursement" shall mean any payment or reimbursement made by Basis to the issuer of any Letter of Credit.

     "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time.

     "Letter of Credit" shall mean any letter of credit issued for the benefit of Genesis OLP pursuant to Section 3.2(b).
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     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan" shall have the meaning assigned to such term in Section 3.1(a).

     "Loan Parties" shall mean Genesis OLP and the Subsidiary Guarantors.

     "Loan Documents" shall mean this Agreement, the Guaranties, the Letters of Credit, the Notes, the Security Documents, the Subsidiary Guarantee Agreements, the Pledge Agreements and the Indemnity, Subrogation and Contribution Agreements.

     "Maintenance Capital Expenditures" shall mean, for any period, capital expenditures made during such period by Genesis OLP and the Subsidiaries to maintain operating capacity, including to maintain or effect environmental compliance, and to maintain the quality and cost-competitiveness of their respective assets and operations, such amount to be offset by the proceeds of the sales of any capital assets; provided that such proceeds are used to make Maintenance Capital Expenditures for capital assets to be employed in a capacity similar to those sold.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Genesis OLP and the Subsidiaries taken as a whole, (b) the ability of Genesis OLP or any other Loan Party to perform any of its obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Agent, the Collateral Agent, Salomon Inc or Basis under this Agreement and the other Loan Documents.

     "Maximum Credit Support Amount" shall mean (w) $550,000,000 for the period beginning on the date hereof and ending on June 30, 1997; (x) $500,000,000 for the period beginning on July 1, 1997 and ending on December 31, 1997; (y) $400,000,000 for the period beginning on January 1, 1998 and ending on December 31, 1998; and (z) $300,000,000 for the period beginning on January 1, 1999 and ending on December 31, 1999; provided, however, that the Maximum Credit Support Amount at any time shall be reduced, on a dollar-for-dollar basis, by the Working Capital Exposure at such time and by the amount of any obligation to a third party to the extent that such third party has a security interest in any Collateral (other than a First Purchase Lien) that is prior to the security interest of the Collateral Agent for the benefit of the Secured Parties under the Security Documents.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Obligations" shall mean (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on, the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Genesis OLP under this Agreement in respect of any Guaranty or any Letter of Credit, when and as due, including payments in respect of reimbursement of Disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to this Agreement and the other Loan Documents and (c) all obligations of Genesis OLP, monetary or otherwise, under each Hedging Agreement entered into with Salomon Inc or Basis (or any Affiliate of Salomon Inc or Basis).

     "Officer's Certificate" shall mean a certificate signed by the President or Chief Financial Officer of the General Partner in a form reasonably acceptable to Basis.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" shall mean a Perfection Certificate substantially in the form of Exhibit H hereto.

     "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Genesis OLP or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit D hereto, among Genesis OLP, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

     "Pre-Approved Eligible Receivable" shall mean an Eligible Receivable, the obligor of which has been, in accordance with the Agent's credit policies in effect at such time, listed on a schedule to be prepared and delivered by the Agent to Genesis OLP from time to time for such purpose.

     "Priced Exposure" shall mean, for any date, the aggregate actual liability of Genesis OLP to third parties on such date with respect to Scheduled Obligations, the actual liability for the nonpayment or nonperformance of which has been determined, in accordance with the Guaranteed Contracts to which such Scheduled Obligations relate, either by reference to certain fixed prices or by reference to certain average or closing commodity prices for dates on or prior to the date Priced Exposure is calculated.

     "Prime Rate" shall mean the U.S. annual interest rate published as the "Prime Rate" in the Wall Street Journal under the column headed "Money Rates" or such other title as may succeed such heading for the applicable period in effect from time to time.

     "Prospectus" shall mean the Prospectus dated [      ], 1996, relating to
the initial public offering of the common units of Genesis MLP.

     "Receivable and Payable Report" shall mean a report itemizing in reasonable detail the accounts receivable and payable of Genesis OLP for the current month, in form and substance reasonably acceptable to Basis.

     "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of or interest in any class of Capital Stock of Genesis OLP or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of or interest in Capital Stock of Genesis OLP or any option, warrant or other right to acquire any such shares of or interest in Capital Stock of Genesis OLP.

     "Scheduled Obligations" shall mean, on any date, all executory payment or performance obligations of Genesis OLP to third parties pursuant to Guaranteed Contracts, after taking into account the effects of any Compromise of Claims Agreements or Contract Cancelation Agreements, the time and manner for the payment or performance of which obligations have been determined as of any pipeline scheduling day on or prior to such date.

     "Secured Parties" shall have the meaning assigned to such term in the Security Documents.

     "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit B hereto, among Genesis OLP, the Collateral Agent and the Secured Parties.

     "Security Documents" shall mean the Security Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant thereto or pursuant to Section 6.20 hereof.

     "Subsidiary" shall mean (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by Genesis OLP and/or one or more Subsidiaries of Genesis OLP and
(ii) any limited liability company, partnership, association, joint venture or other entity in which Genesis OLP and/or one or more Subsidiaries of Genesis OLP has more than a 50% equity interest at the time.

     "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit C hereto, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

     "Subsidiary Guarantor" shall mean each Subsidiary that becomes a party to a Subsidiary Guarantee Agreement pursuant to Section 6.20.

     "Substitute Facility" shall mean one or more bank credit agreements or other third party credit facilities entered into by Genesis OLP or Genesis MLP in substitution or replacement of this Agreement (and which would accordingly result in termination of this Agreement), which agreement or facility or combination thereof is, in the reasonable judgment of the General Partner, fair and reasonable to Genesis OLP, and adequate for Genesis OLP to conduct its business substantially in the manner conducted under this Agreement.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Transactions" shall have the meaning assigned to such term in Section 5.2.

     "Unpriced Exposure" shall mean, for any date, the aggregate hypothetical liability of Genesis OLP to third parties on such date with respect to Scheduled Obligations, the actual liability for the nonpayment or nonperformance of which would be determined, in accordance with the Guaranteed Contracts to which such Scheduled Obligations relate, by reference to certain average or closing commodity prices for dates after the date Unpriced Exposure is calculated, calculated as if such prices were the relevant average or closing commodity prices for the date Unpriced Exposure is calculated as published in Platt's Crude Oil Marketwire.

     "U.S. Entity" shall mean any entity that is organized under the laws of the United States or any state thereof.

     "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Working Capital Facility Commitment" shall mean the commitment of Basis to make Loans pursuant to Section 3.1(a) and to request the issuance of Letters of Credit pursuant to Section 3.2(a).

     "Working Capital Exposure" shall mean the aggregate principal amount at such time of all outstanding Loans, plus the L/C Exposure at such time.

     "Working Capital Facility Maturity Date" shall mean May 31, 1997.

SECTION 1.2.  Terms Generally.

     The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 6.5(d) and (e).


                                  ARTICLE II

                               GUARANTY FACILITY

SECTION 2.1.  Guaranties.

     (a) Subject to the terms and conditions set forth herein, upon the request of Genesis OLP, Salomon Inc shall, during the Availability Period (i) issue Guaranties to third parties from time to time with respect to Crude Oil Contracts on behalf of Genesis OLP and (ii) issue Guaranties as soon as reasonably practicable in substitution for guaranties outstanding on the date hereof issued by Basis, Howell or their Affiliates in connection with Crude Oil Contracts entered into prior to the date hereof, in each case on terms reasonably acceptable to Salomon Inc and generally consistent with its prior practices with respect to Basis.

     (b) The obligations of Salomon Inc pursuant to Section 2.1(a) shall be subject to the following limitations:

          (i) If (A) Genesis LLC is removed as General Partner of Genesis OLP for any reason without the prior written consent of Salomon Inc, (B) Salomon Inc assigns its obligations hereunder pursuant to Section 8.7 hereof, or (C) Salomon Inc's obligations hereunder are terminated pursuant to Section 8.6 hereof, then Salomon Inc shall have no further obligation hereunder to issue, substitute, keep in effect or available or amend any Guaranty hereunder and shall have the right to cancel in all respects all outstanding Guaranties with respect to any transaction entered into from and after the date of such removal. In addition, Genesis OLP shall promptly obtain full and complete releases of Salomon Inc from all outstanding Guaranties and all related liabilities and obligations;

          (ii) Salomon Inc shall have no obligation hereunder to issue, substitute or amend any Guaranty hereunder if, at such time, the Guaranty Exposure at such time exceeds the Maximum Credit Support Amount or if, immediately after the issuance, substitution or amendment of such Guaranty, the Guaranty Exposure would exceed the Maximum Credit Support Amount;

          (iii) Salomon Inc shall have no obligation hereunder to issue or keep in effect or available any Guaranty hereunder with a term extending beyond December 31, 1999;

          (iv) no Scheduled Obligation shall require payment or performance by Genesis OLP on a date later than December 31, 1999, unless on such date the Guaranty relating thereto is released and canceled in all respects and Salomon has no further liabilities or obligations in respect of such Scheduled Obligation from and after such date; and

          (v) Salomon Inc shall have no obligation hereunder to provide or extend any Guaranty beyond the amounts or after the periods specified herein (or such earlier date as Guaranties have been terminated pursuant to Article VII).

     (c) Genesis OLP shall not permit the Guaranty Exposure at any time to exceed the Maximum Credit Support Amount at such time. Upon termination of the Guaranty Facility Commitment pursuant to this Section 2.1, if any Guaranties remain outstanding, Genesis OLP shall immediately deposit in an account with the Collateral Agent an amount in cash equal to the Guaranty Exposure at such time as collateral with respect to the outstanding Guaranties.

     (d) Notwithstanding anything to the contrary in this Agreement, Genesis OLP will not enter into any Guaranteed Contract or schedule any Scheduled Obligation at any time if, after giving effect to such action, the Guaranty Exposure would exceed the Maximum Credit Support Amount at such time.

SECTION 2.2.  Notice of Issuance, Amendment, Renewal or Extension.

     To request the issuance of a Guaranty (or the amendment, renewal or extension of an outstanding Guaranty), Genesis OLP shall hand deliver or telecopy to Salomon Inc or its Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Guaranty, or identifying the Guaranty to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Guaranty is to expire (which shall comply with Section 2.1(b)), the amount of such Guaranty, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Guaranty. A Guaranty shall be issued, amended, renewed or extended at any time only if (and, upon issuance, amendment, renewal or extension of each Guaranty, Genesis OLP shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the Guaranty Exposure shall not exceed the Maximum Credit Support Amount at such time.

SECTION 2.3.  Guaranty Fees.

     (a) Each month, commencing with the first full calendar month following the Closing Date, as soon as practicable after the day of such month scheduled for final discharge by Genesis OLP of all Scheduled Obligations relating to deliveries of crude oil in the immediately preceding month (the "Payment Day"), the Agent shall calculate (i) the Priced Exposure relating to such Scheduled Obligations for each day from and including the later of (A) the Closing Date and (B) the day in the calendar month immediately preceding such month such obligations first became Scheduled Obligations (the "Scheduling Day") through and including the Payment Day, (ii) the Forward Exposure for each day in the immediately preceding month, and (iii) the Guaranty Exposure for each day in the immediately preceding month. The Agent may determine the methodology for making such calculations and may make any assumptions it deems appropriate, including assuming that barrels of crude oil are delivered ratably over the immediately preceding month.

     (b) The Agent shall calculate and invoice the monthly guaranty fee payable by Genesis OLP in accordance with the following formula:

          (i) the quotient of (A) the product of (1) the sum of each of the daily amounts in Sections 2.3(a)(i) and 2.3(a)(ii) and (2) the applicable rate in Schedule I hereto and (B) the number of days in the calendar year including the immediately preceding calendar month; plus

          (ii) to the extent that any of the daily amounts contained in Section 2.3(a)(iii) exceeded the Maximum Credit Support Amount for such day, the quotient of (A) 1% of the sum of such excesses and (B) the number of days in the calendar year including the immediately preceding calendar month.

Such guaranty fee so calculated and invoiced by the Agent shall be due and payable by Genesis OLP on the last Business Day of the month of calculation.

SECTION 2.4.  Agent.

     Salomon Inc hereby appoints Basis to serve as its agent (the "Agent") with respect to the management and administration of Guaranties to be provided by Salomon Inc pursuant to this Article II (including in respect of monitoring, determining issuance of Guaranties, calculation of certain amounts and collection of fees), subject to Salomon Inc's notification to the parties hereto of the termination or the substitution in its sole discretion of such Agent. Genesis OLP will provide Basis, as Agent, and Salomon Inc, at its request, such information as Basis shall request to enable Basis to maintain in its internal records the Guaranty Exposure and such information necessary to manage the Guaranties.

SECTION 2.5.  Repayment Obligation.

     Genesis OLP hereby agrees to reimburse Salomon Inc by making payment to Salomon Inc in immediately available funds for any Guaranty Disbursement made by Salomon Inc or its Agent under any Guaranty immediately upon delivery of notice by Salomon Inc or its Agent of such Guaranty Disbursement, together with interest on the amount so paid or disbursed at the Prime Rate in effect for the period during which any such Guaranty Disbursement remains outstanding. If Genesis OLP fails to make such reimbursement by the second Business Day after the date of notice of such Guaranty Disbursement, interest shall accrue on the outstanding amount at the Prime Rate plus an additional 2.00% per annum until the date of payment, all such interest to be payable on demand.


                                  ARTICLE III

                           WORKING CAPITAL FACILITY

SECTION 3.1.  Loans.

     (a) Subject to the terms and conditions set forth herein and to availability under Basis's credit facilities as the same may exist from time to time, Basis will use its best efforts to make working capital loans (each, a "Loan") to Genesis OLP, at any time and from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Working Capital Exposure exceeding the lesser of
(A) $50,000,000 and (B) the Borrowing Base in effect at such time or (ii) the aggregate principal amount of Loans outstanding exceeding $35,000,000. Within the limits set forth in the preceding sentence, Genesis OLP may borrow, pay or prepay and reborrow Loans on or after the Closing Date and prior to the Working Capital Facility Maturity Date, subject to the terms, conditions and limitations set forth herein. Each Loan shall have a maturity not to exceed 30 days and be in an aggregate principal amount that is (x) an integral multiple of $250,000 or (y) equal to the remaining available balance of the Working Capital Facility Commitment. Notwithstanding any other provision of this Agreement, Genesis OLP shall not be entitled to request any new Loan after 10:00 a.m., New York City time, on the Business Day prior to the Working Capital Facility Maturity Date. Loans shall be made solely for the purpose of supporting the working capital requirements of Genesis OLP and the Subsidiaries.

     (b) In order to request a Loan, Genesis OLP shall notify Basis telephonically not later than 10:00 a.m., New York City time, and hand deliver or telecopy to Basis a duly completed request (a "Borrowing Request") not later than 12:00 p.m., New York City time, on the proposed date of such Loan (which shall be a Business Day). Each Borrowing Request shall be irrevocable, signed by or on behalf of Genesis OLP and shall specify the following information: (i) the proposed date of such Loan (which shall be a Business Day); (ii) the number and location of the account to which funds are to be disbursed; (iii) the amount of such Loan; and (iv) the maturity of such Loan; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Loan shall comply with the requirements set forth in Section 3.1(a).

SECTION 3.2.  Letters of Credit.

     (a) Issuance of Letters of Credit. Subject to the terms and conditions set forth herein, upon the request of Genesis OLP, at any time and from time to time during the Availability Period, Basis will request the issuance of standby and documentary letters of credit on behalf of Genesis OLP for the benefit of third parties on the terms and subject to availability under Basis's credit facilities as the same may exist from time to time. Such Letters of Credit shall be issued solely for the purpose of supporting Crude Oil Contracts and other general corporate purposes of Genesis OLP and the Subsidiaries.

     (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Genesis OLP shall hand deliver or telecopy to Basis (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with Section 3.2(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Genesis OLP shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the Working Capital Exposure shall not exceed the lesser of (i) $50,000,000 and (ii) the Borrowing Base in effect at such time.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) up to 120 days after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, up to 120 days after such renewal or extension) and (ii) the date that is five Business Days prior to the Working Capital Facility Maturity Date.

     (d) Reimbursement. Genesis OLP hereby agrees to reimburse Basis, by making payment to Basis in immediately available funds, for any L/C Disbursement made by Basis under any Letter of Credit issued at its direction or for any other financial liability or obligation incurred by Basis in connection with the Working Capital Facility Commitment immediately after, and in any event on the date of, notice from Basis of such L/C Disbursement, with interest on the amount so paid or disbursed at the rate per annum equal to the Prime Rate plus an additional 2% per annum if not reimbursed by the second Business Day after the date of notice of such L/C Disbursement, such interest to be payable on demand. In addition, in the event of the failure of Genesis OLP to reimburse Basis in accordance with this Section 3.2(d) for any such L/C Disbursement by Basis in respect of any standby Letter of Credit, Basis shall have no further obligation to Genesis OLP to request the issuance of Letters of Credit or make Loans, any outstanding Loans shall be repaid immediately and Genesis OLP shall immediately deposit in an account with the Collateral Agent an amount in cash equal to face amount of any outstanding Letters of Credit as collateral with respect to such Letters of Credit.

SECTION 3.3.  Term.

     Subject to the limitations set forth in Sections 3.1 and 3.2, the Working Capital Facility Commitment shall expire on the Working Capital Maturity Date (or such earlier date on which the Loans shall become due and payable hereunder pursuant to Article VII or otherwise) and all amounts owing by Genesis OLP thereunder shall be paid in full at such time. If Genesis LLC is removed as General Partner of Genesis OLP for any reason without the prior written consent of Salomon Inc or Basis, the Working Capital Facility Commitment shall terminate and Basis shall have no further obligation to Genesis OLP to cause or facilitate the issuance of Letters of Credit or make Loans, any outstanding Loans shall be repaid immediately and Genesis OLP shall immediately remit cash to Basis equal to the amount of any outstanding Letters of Credit as collateral with respect to such outstanding Letters of Credit.

SECTION 3.4.  Pricing Terms.

     Genesis OLP shall pay the amounts set forth on Schedule II in connection with the Working Capital Facility and amounts outstanding thereunder. Genesis OLP shall pay all accrued and unpaid interest on each Loan at the maturity of such Loan and all accrued and unpaid Letter of Credit fees on demand; provided that (i) in the event of any prepayment of any Loan, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment and
(ii) all accrued interest and Letter of Credit fees shall be payable upon termination of the Working Capital Facility Commitment.

SECTION 3.5.  Notes.

     Each Loan shall bear interest from and including the date such Loan is made on the outstanding principal balance thereof as provided in Section 3.4.
Genesis OLP's obligation to pay the principal of, interest on and any and all other fees or payments associated with Loans shall be evidenced by a promissory note duly executed and delivered by Genesis OLP in the form of Exhibit A hereto. Basis will note on its internal records the amount of each such Loan made by it and each payment with respect thereto, and will note on the reverse side of such promissory note the outstanding principal amount of the loans evidenced thereby and the interest payments made thereon; provided that failure to make any such notation shall not affect the obligations of Genesis OLP thereunder.

SECTION 3.6.  Default Interest.

     If Genesis OLP shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, Genesis OLP shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the sum of the Prime Rate plus 2.00%.

SECTION 3.8.  Payments Generally.

     (a) Genesis OLP shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of Disbursements), prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at One Allen Center, 500 Dallas, Suite 3200, Houston, Texas 77002, or by wire transfer to such account as may be designated by the Agent from time to time. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

     (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Disbursements then due to such parties.


                                  ARTICLE IV

                             CONDITIONS OF LENDING

SECTION 4.1.  Conditions to All Credit Events.

     The obligations of Salomon Inc to issue (or amend, renew or extend) Guaranties pursuant to Article II and of Basis to make Loans and to cause the issuance (or amendment, renewal or extension) of Letters of Credit pursuant to
Article III (each, a "Credit Event") shall be subject to the satisfaction of the following conditions:

          (a) The Agent shall have received (i) a notice requesting such issuance (or amendment, renewal or extension) of a Guaranty as required by
     Section 2.2, (ii) a Borrowing Request for such Loan as required by Section 3.1(b) or (iii) a notice requesting such issuance (or amendment, renewal or extension) of a Letter of Credit as required by Section 3.2(b).

          (b) The representations and warranties set forth in Article V hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Each Loan Party shall be in material compliance with all the terms and provisions set forth herein and in the Security Documents on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by Genesis OLP on the date of such Credit Event as to the matters specified in clauses (b) and (c) of this Section 4.1.

SECTION 4.2.  Conditions to First Credit Event.

     On the Closing Date:

          (a) The Agent shall have received, on behalf of itself, Salomon Inc and Basis, a favorable written opinion of Andrews & Kurth L.L.P., substantially to the effect set forth in Exhibit I hereto (i) dated the Closing Date, (ii) addressed to the Agent, Salomon Inc and Basis and (iii) covering such other matters relating to the Loan Documents as the Agent shall reasonably request, and Genesis OLP hereby request such counsel to deliver such opinions.

          (b) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the General Partner, the authorization of the Transactions and any other legal matters relating to the each Loan Party and the General Partner, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Agent and its counsel.

          (c) The Agent shall have received an Officer's Certificate, dated the Closing Date, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.1.

          (d) The Collateral Agent shall have received a Perfection Certificate with respect to Genesis OLP dated the Closing Date and duly executed by an executive officer of the General Partner.

          (e) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the following paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.1 or have been released.

          (f) The Security Documents shall have been duly executed by Genesis OLP and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Collateral Agent to be filed, registered, recorded or pledged in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.1) described in such agreement shall have been delivered to the Collateral Agent.

          (g) The Conveyance Agreement shall have been executed and delivered by the parties thereto and the Transactions contemplated by the Prospectus shall have been consummated or shall be consummated simultaneously with the initial Credit Event hereunder in accordance with applicable law.

          (h) All material consents to the Transactions by Governmental Authorities and third parties shall have been obtained to the extent required as of the Closing Date, all applicable appeal periods and waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions.

          (i) The Agent shall have received (i) a certificate in the form of Exhibit F hereto (a "Borrowing Base Certificate"), setting forth on an itemized basis, a good faith estimate of the Borrowing Base, as well as a Receivable and Payable Report, each as of the last day of the preceding month on a pro forma basis, giving effect to the Transactions as if they had occurred on such date, with counterparty transactions identified on such schedule that are subject to a Compromise of Claims Agreement or a Contract Cancelation Agreement, such Certificate to be certified as complete and correct on behalf of Genesis OLP by the chief financial officer of the General Partner and (ii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request.

          (j) A counterpart of this Agreement shall have been duly executed and delivered by Genesis OLP.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     Genesis OLP represents and warrants to the Agent, the Collateral Agent, Salomon Inc and Basis that:

SECTION 5.1.  Organization; Powers.

     Each of Genesis OLP, the General Partner and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted (and, in the case of the General Partner, to act as the general partner of Genesis OLP) and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 5.2.  Authorization; Enforceability.

     The execution, delivery and performance of each of the Loan Documents by each Loan Party, the use of proceeds of the Loans and the issuance of the Guaranties and Letters of Credit, the creation of the security interests contemplated by the Loan Documents and the consummation of the other transactions contemplated by the Prospectus (collectively, the "Transactions") are within the partnership or corporate power of each Loan Party and have been duly authorized by all necessary partnership or corporate and, if required, partner or stockholder action. This Agreement has been duly executed and delivered by Genesis OLP and constitutes a legal, valid and binding obligation of Genesis OLP, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.3.  Governmental Approvals; No Conflicts.

     The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Genesis OLP, the General Partner or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Genesis OLP, the General Partner or any of the Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by Genesis OLP, the General Partner or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Genesis OLP, the General Partner or any of the Subsidiaries (other than the Liens under the Loan Documents).

SECTION 5.4.  No Material Adverse Change.

     There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Genesis OLP and the Subsidiaries, taken as a whole, since the Closing Date.

SECTION 5.5.  Title to Properties.

     (a) Each of Genesis OLP and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of Genesis OLP and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Genesis OLP and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.6.  Litigation and Environmental Matters.

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Genesis OLP, threatened against or affecting Genesis OLP or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Genesis OLP nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any condition or event that could reasonably be expected to result in any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 5.7.  Compliance with Laws and Agreements.

     Each of Genesis OLP and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 5.8.  Investment and Holding Company Status.

     Neither Genesis OLP nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 5.9.  Taxes.

     Each of Genesis OLP and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Genesis OLP or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10.  ERISA.

     No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; provided, however, that Genesis OLP shall not be deemed to make any representation and warranty under this Section with respect to any Plan of Basis if and for so long as Genesis OLP shall participate in such Plan and Basis shall be a Wholly Owned Subsidiary of Salomon Inc.

SECTION 5.11.  Disclosure.

     Genesis OLP has disclosed to Salomon Inc and Basis all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Genesis OLP to Salomon Inc or Basis in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Genesis OLP represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 5.12.  Subsidiaries.

     Schedule 5.12 sets forth as of the Closing Date, a list of all Subsidiaries and the percentage ownership interest of Genesis OLP and any other Person therein. The shares of Capital Stock or other ownership interests so indicated on such Schedule are fully paid and non-assessable and are owned by Genesis OLP or a Subsidiary, as applicable, directly or indirectly, free and clear of all Liens.

SECTION 5.13.  Federal Reserve Regulations.

     None of Genesis OLP or any of the Subsidiaries is engaged, directly or indirectly, in the business of extending or maintaining credit for the purpose of buying or carrying Margin Stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America (the "Board") as from time to time in effect and all official rulings and interpretations thereunder or thereof). No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation G, U or X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

SECTION 5.14.  Security Agreement.

     The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified in Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person.

SECTION 5.15.  Solvency.

     Immediately after the consummation of the Transactions and the execution and delivery of the Loan Documents, and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.


                                  ARTICLE VI

                                   COVENANTS

     Genesis OLP covenants and agrees that on and after the date hereof and until the commitments of Salomon Inc and Basis hereunder have terminated and all obligations of Genesis OLP incurred hereunder are paid in and performed in full:

SECTION 6.1.  Liens.

     Genesis OLP will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Genesis OLP or such Subsidiary, whether now owned or hereafter acquired; provided that the provisions of this Section 6.1 shall not prevent the creation, incurrence, assumption or existence of:

          (i) Liens for Taxes not yet due, or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

          (ii) Liens in respect of property or assets of Genesis OLP or any Subsidiary imposed by law or agreement, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, including Liens created by statute for the benefit of interest owners of oil and gas production, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Genesis OLP and the Subsidiaries, and (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii)  Liens created pursuant to the Security Documents;

          (iv) pledges or deposits in connection with the worker's compensation, unemployment insurance and other social security legislation in the ordinary course of business;

          (v) good faith deposits in connection with any tender, lease or real estate, bid or contract, deposits to secure any duty or public or statutory obligation, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of any Tax or assessment or similar charge, in each case in the ordinary course of business;

          (vi) Liens on accounts maintained with commodity brokers or finance affiliates thereof incurred in the ordinary course of business;

          (vii) Liens consisting of any (A) statutory landlord's Lien under any lease to which Genesis OLP or any Subsidiary is a party or any other Lien on leased property reserved in any lease thereof for rent or for compliance with the terms of such lease, (B) First Purchase Lien, (C) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of Genesis OLP or any Subsidiary or to use such property in any manner which does not materially impair the use of such property for the purpose for which it is held by Genesis OLP or any Subsidiary, (D) obligations or duties to any Governmental Authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, or (E) zoning laws, ordinances or municipal regulations;

          (viii) Liens on deposit required by any Person with whom Genesis OLP or any Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business, including Liens in connection with New York Mercantile Exchange margin obligations;

          (ix) Liens existing on any property or asset prior to the acquisition thereof by Genesis OLP or any Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition, (B) such Lien does not apply to any other property or asset of Genesis OLP or any Subsidiary and (C) such Lien does not (1) materially interfere with the use, occupancy and operation of such property or asset, (2) materially reduce the fair market value of such property or asset but for such Lien or
     (3) result in any material increase in the cost of operating, occupying or owning or leasing such property or asset; and

          (x) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by Genesis OLP or any Subsidiary; provided that (A) such security interests secure Indebtedness permitted by Section 6.7 hereof, (B) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (C) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (D) such security interests do not apply to any other property or assets of Genesis OLP or any Subsidiary.

SECTION 6.2.  Management Practices.

     Genesis OLP shall, and shall cause the Subsidiaries to, operate at all times in conformity with risk management policies, credit and receivable risk exposure practices and cash management practices in effect prior to the date hereof for the crude gathering operations of Basis; provided that Salomon Inc may from time to time revise or alter such policies and practices in its reasonable discretion, in which case Genesis OLP and the Subsidiaries shall from and thereafter operate in conformity with such revised or altered policies and practices.

SECTION 6.3.  Limitation on Transactions.

     Genesis OLP shall not, and shall not permit any of the Subsidiaries to, acquire or dispose of any business, line of business or any assets, other than in the ordinary course of business and consistent with past practice. For such purpose, (i) transactions which could reasonably be expected to increase or decrease consolidated revenues or net income of Genesis OLP on a pro forma basis for its most recent 12 months of operations as if such transaction has occurred at the beginning of such period, by more than 10% or (ii) any sale or disposition of any business, line of business or any assets (other than inventory or obsolete equipment sold in the ordinary course of business) having a market value in excess of $500,000 shall, in each such case, be deemed to be not in the ordinary course of business.

SECTION 6.4.  Cash Management.

     Genesis OLP shall, and shall cause each of the Subsidiaries to, invest its cash with Salomon Inc's designee, in accordance with the cash management practices determined by the Agent; provided that such investment shall be fully guaranteed by Salomon Inc. In addition to any other rights and remedies which Basis and Salomon Inc may have, if an Event of Default shall have occurred and be continuing, each of Basis and Salomon Inc is hereby authorized to the fullest extent permitted by law to set off and apply any amounts invested with Basis pursuant to this Section 6.4 against any of the Obligations of the Loan Parties under the Loan Documents, whether matured or unmatured.

SECTION 6.5.  Information Covenants.

     Genesis OLP will furnish to Basis:

     (a) Event of Default. Prompt (but in no event later than three Business Days after any executive officer (or, without limitation, the principal accounting officer, treasurer or controller) of Genesis OLP obtains knowledge thereof) written notice of:

          (i) any Default or Event of Default, specifying the nature and period of existence thereof and what action has been taken, is being taken or is proposed to be taken with respect thereto;

          (ii) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Genesis OLP, the General Partner or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

          (iii) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     (b) Monthly Management Reports. As soon as available, and in any event, within 30 days after the end of each monthly accounting period in each fiscal year of Genesis OLP, a monthly report of management of Genesis OLP as to the financial condition of Genesis OLP and the Subsidiaries as at the end of such monthly period, in a form reasonably satisfactory to the Agent.

     (c) Borrowing Base Reports. As soon as available, and in any event within five Business Days after the end of each month, a Borrowing Base Certificate as of the last day of such preceding month, setting forth on an itemized basis, a good faith estimate of the Borrowing Base, as well as monthly Receivable and Payable Report, each as of the last day of each month by counterparty transactions identified on such schedule that are subject to a Compromise of Claims Agreement or a Contract Cancelation Agreement, together with such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request; provided, however, that Genesis OLP shall provide the information required by this paragraph (c) as often as may be reasonably requested by Salomon Inc, Basis or the Agent if (i) a Default or Event of Default has occurred and is continuing or (ii) Salomon Inc, Basis or the Agent otherwise determines that a material adverse change has occurred with respect to the Loan Parties, their management practices or the performance of the Collateral.

     (d) Quarterly Financial Statements. As soon as available, and in any event, within 45 days after the end of each quarterly accounting period in each fiscal year of Genesis OLP, the consolidated and consolidating balance sheets of Genesis OLP and the Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of operations, partners' capital and cash flows of such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with GAAP and certified by an appropriate officer of the General Partner, subject to normal year-end audit adjustments, which certificate shall set forth computations in reasonable detail demonstrating compliance with the covenants contained in Sections 6.8, 6.9, 6.10, 6.11 and 6.12.

     (e) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of Genesis OLP, the consolidated and consolidating balance sheets of Genesis OLP and the Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, partners' capital and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and prepared in accordance with GAAP and certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing reasonably acceptable to Salomon Inc, in each case together with the audit report of such accounting firm.

     (f) Perfection Certificate. Concurrently with any delivery of annual financial statements under paragraph (e) above, a certificate executed by the Chief Financial Officer and the chief legal officer (if any) of the General Partner (i) certifying that the information contained in the most recently delivered Perfection Certificate is true, complete and correct in all material respects as of such date, and (ii) certifying that none of the Loan Parties has consented to, or is aware of, the filing of any Uniform Commercial Code financing statements with respect to the Collateral naming such Person as the debtor therein by any Person other than the Collateral Agent since the date of the most recently delivered Perfection Certificate, or if any such filing has been made, setting forth a reasonably detailed description thereof and of the related financing.

     (g) Additional Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Genesis OLP or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent, Salomon Inc or Basis may reasonably request.

SECTION 6.6.  Consolidation, Merger, Sale of Assets, etc.

     Genesis OLP will not, and will not permit any of the Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets, or permit any of the Subsidiaries to do any of the foregoing, except that (i) Genesis OLP and the Subsidiaries may make sales of inventory in the ordinary course of business, (ii) Genesis OLP and the Subsidiaries may, in the ordinary course of business, sell equipment which is uneconomic or obsolete and (iii) any subsidiary of Genesis OLP may be merged or consolidated with or into Genesis OLP (provided that Genesis OLP shall be the continuing or surviving entity) and any Subsidiary of Genesis OLP may be merged with or into any one or more Wholly Owned Subsidiaries of Genesis OLP (provided that the Wholly Owned Subsidiary shall be the continuing or surviving entity).

SECTION 6.7.  Indebtedness.

     Genesis OLP will not, and will not permit any of the Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness other than:

     (a)  Indebtedness hereunder;

     (b)  Indebtedness in existence on the date of this Agreement;

     (c) Indebtedness permitted pursuant to Section 6.13(ii);

     (d) Indebtedness pursuant to Hedging Agreements entered into in the ordinary course of business and not for the purpose of speculation; and

     (e)  APIs (as defined in the Genesis OLP Partnership Agreement).

SECTION 6.8.  Minimum Tangible Net Worth.

     Genesis OLP shall not, at any time, permit its Consolidated Tangible Net Worth to be less than $50,000,000.

SECTION 6.9.  Minimum Working Capital.

     Genesis OLP shall not, at any time, permit its Consolidated Working Capital to be less than $1,000,000.

SECTION 6.10.  Working Capital Leverage Ratio.

     Genesis OLP shall not, at any time, permit the ratio of its Consolidated Current Liabilities to its Consolidated Working Capital plus net property, plant and equipment to exceed 7.5:1.0.

SECTION 6.11.  Fixed Charge Coverage.

     Genesis OLP shall not permit, as of the last day (the "Test Date") of any fiscal quarter, the ratio of (i) Consolidated EBITDA of Genesis OLP for the four consecutive fiscal quarters ending on the Test Date (taken as one accounting period) to (ii)(a) Consolidated Fixed Charges of Genesis OLP for the period beginning on the Closing Date and ending on the Test Date (taken as one accounting period) multiplied by (b) 365 divided by the number of days from and excluding the Closing Date to and including the Test Date to be less than 1.75:1.0.

SECTION 6.12.  Leverage Ratio.

     Genesis OLP shall not permit, at any time, the ratio of its Consolidated Total Liabilities to its Consolidated Tangible Net Worth to exceed 10.0:1.0.

SECTION 6.13.  Advances, Investments and Loans.

     Genesis OLP will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

          (i) Genesis OLP and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; and

          (ii) Genesis OLP may make advances and capital contributions to any of its Wholly Owned Subsidiaries and any Wholly Owned Subsidiary of Genesis OLP may make advances and capital contributions to Genesis OLP or any other Wholly Owned Subsidiary of Genesis OLP; provided that (A) all the outstanding Capital Stock of any such Wholly Owned Subsidiary shall have been pledged under the Pledge Agreement for the ratable benefit of the Secured Parties and (B) any such Wholly Owned Subsidiary shall have executed and delivered each applicable Security Document as required by
     Section 6.20.

SECTION 6.14.  Restricted Payments.

     Genesis OLP will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) Genesis OLP may declare and pay

(i) dividends or distributions with respect to its outstanding limited partner interests payable solely in additional limited partners interests or (ii) dividends or distributions payable solely to Genesis OLP or a Wholly Owned Subsidiary of Genesis OLP (or pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary of Genesis OLP to minority securityholders), (b) Genesis OLP may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Genesis OLP and its Subsidiaries and (c) Genesis OLP may make Restricted Payments pursuant to and in accordance with the terms of the Genesis OLP Partnership Agreement as in effect on the date of this Agreement.

SECTION 6.15.  Existence; Conduct or Businesses.

     Genesis OLP will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.6.

SECTION 6.16.  Payment of Obligations.

     Genesis OLP will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Genesis OLP or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.17.  Maintenance of Properties; Insurance.

     Genesis OLP will, and will cause each of the Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 6.18.  Books and Records; Inspection Rights.

     Genesis OLP will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Genesis OLP will, and will cause each of the Subsidiaries to, permit any representatives designated by the Agent, Salomon Inc or Basis, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 6.19.  Compliance with Laws.

     Genesis OLP will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.20.  Further Assurances.

     Genesis OLP shall, and shall cause the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Genesis OLP will cause any subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, Genesis OLP will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Collateral Agent shall designate. Such security interests and Liens will be created under the Security Documents and other security agreements, instruments and documents in form and substance satisfactory to the Collateral Agent, and Genesis OLP shall deliver or cause to be delivered to Salomon Inc and Basis all such instruments and documents (including legal opinions, and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Genesis OLP agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

     The parties hereto acknowledge that the intent of this Agreement is to provide transitional credit support to Genesis OLP and that, during the Availability Period, Genesis OLP and Genesis MLP are expected to be actively seeking to enter into one or more bank credit agreements or third party credit facilities to supplement and eventually replace this Agreement, and Salomon Inc and Basis agree to cooperate with Genesis OLP and Genesis MLP to effect this transition; provided that neither Salomon Inc nor Basis will be obligated to effect any amendment to this Agreement prior to its termination that would adversely affect either Salomon Inc or Basis. In connection with Genesis OLP or Genesis MLP entering into any such agreement or facility, Salomon Inc, as Collateral Agent, will take any action with respect to the Collateral that it deems appropriate at such time, including partially or fully releasing the security interest of the Secured Parties.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     Upon the occurrence of any of the following specified events (each an "Event of Default"):

          (i) Genesis OLP shall (x) default in the payment when due of any principal on any payment obligation to Salomon Inc or Basis hereunder or
     (y) default, and such default shall continue unremedied for two Business Days, in the payment when due of any interest, fee or other repayment obligation hereunder or under any Loan Document, including, without limitation, pursuant to Section 2.5 or Section 3.2(d), or in any of its other obligations contained in Article II hereof; or

          (ii) the Guaranty Exposure, as calculated on and for the first day of each calendar month, shall exceed the applicable Maximum Credit Support Amount for such day for two or more consecutive calendar months; or

          (iii) any Loan Party shall default in the due performance or observance by it of any covenant contained in any Loan Document and such default shall continue unremedied for a period of 30 days after written notice by Salomon Inc or Basis or Genesis OLP (except in the case of a default relating to Section 6.2, with respect to which a period of five days after written notice shall be applicable); or

          (iv) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Guaranties or Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (v) Genesis OLP shall (x) default in any payment of any indebtedness for borrowed money (other than indebtedness incurred under this Agreement) in an aggregate amount of $1,000,000 or more beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such indebtedness was created or (y) default in the observance or performance of any agreement, covenant or condition relating to any indebtedness in an aggregate principal amount of $1,000,000 or more (other than indebtedness incurred under this Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such indebtedness to become due prior to its stated maturity; or any indebtedness in an aggregate principal amount of $1,000,000 or more of Genesis OLP shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (vi) Genesis OLP shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against Genesis OLP, and the petition is not controverted within 10 days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Genesis OLP, or Genesis OLP commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Genesis OLP, or there is commenced against Genesis OLP any such proceeding which remains unstayed or undismissed for a period of 60 days, or Genesis OLP is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Genesis OLP suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Genesis OLP makes a general assignment for the benefit of creditors; or any corporate action is taken by Genesis OLP for the purpose of effecting any of the foregoing; or

          (vii) any Loan Document or any provision thereof shall cease to be in full force and effect, or shall cease to give the Liens, rights, powers and privileges purported to be created thereby; or

          (viii) one or more judgments or decrees shall be entered against Genesis OLP involving in the aggregate a liability (not paid or fully covered by insurance except for normal deductibles) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

          (ix) an ERISA Event shall have occurred that, in the opinion of the Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

then, and in any such event (other than an event with respect to Genesis OLP described in clause (vi) above), and at any time thereafter, if any Event of Default shall then be continuing, Salomon Inc, acting for itself and on behalf of Basis, or Basis may by written notice to Genesis OLP take any or all of the following actions, without prejudice to any other rights of Salomon Inc or
Basis: (A) declare the commitments and obligations of Salomon Inc and Basis to provide credit support to Genesis OLP terminated, whereupon any fees payable hereunder shall forthwith become due and payable without any other notice of any kind; (B) declare the principal of and any accrued interest in respect of all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Genesis OLP; (C) enforce any or all of the Liens and security interests created pursuant to the Security Documents; (D) terminate any Letter of Credit which may be terminated in accordance with its terms and cash collateralize all other outstanding Letters of Credit; (E) terminate any Guaranty issued by Salomon Inc hereunder which may be terminated in accordance with its terms; and in any event with respect to Genesis OLP described in clause (vi) above, the obligations of Salomon Inc and Basis under this Agreement shall automatically terminate and the principal of and any accrued interest in respect of all obligations owing hereunder shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Genesis OLP. Notwithstanding anything to the contrary in this Agreement, no Event of Default shall be deemed to have occurred under clause (iv) or (ix) above solely as a result of any ERISA Event relating to any Plan of Basis, if and for so long as Genesis OLP shall participate in such Plan and Basis shall be a Wholly Owned Subsidiary of Salomon Inc.


                                 ARTICLE VIII

                                 MISCELLANEOUS

SECTION 8.1.  Choice of Law; Submission to Jurisdiction; Waiver of Jury Trial.

     (a) This Agreement shall be subject to and governed by the laws of State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

     (b) Genesis OLP hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, the Collateral Agent, Salomon Inc or Basis may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Genesis OLP or its properties in the courts of any jurisdiction.
Genesis OLP hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.1.

SECTION 8.2.  Notices.

     All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party by personal delivery, telex or facsimile at the address or number set forth on the signature pages hereof, confirmed in writing if telex or facsimile at the address set forth in the signature pages (with, in the case of notices to Genesis LLC, a copy to Howell Corporation, 1111 Fannin, Suite 1500, Houston, Texas 77002). Each such notice request or other communication shall be effective upon (i) actual receipt by personal delivery or (ii) such telex or facsimile is transmitted to the telex or facsimile number specified in this Section and the appropriate answer-back is received or accompanied by a telephone call to the party receiving such transmission subject to confirmation given within 72 hours by mail with first class postage prepaid, addressed as aforesaid; if received during the recipient's normal business hours, or at the beginning of the recipient's next Business Day after receipt if not received during the recipient's normal business hours or delivered at the address specified in this Section. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the number and address set forth below such party's signature to this Agreement, or at such other number and address as such party may stipulate to other parties in the manner provided in this Section 8.2.

SECTION 8.3.  Entire Agreement.

     This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

SECTION 8.4.  Effect of Waiver or Consent.

     No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

SECTION 8.5.  Amendment, Modification or Waiver.

     (a) Except as otherwise provided herein or contemplated hereby, this Agreement may be amended, modified or waived from time to time only by a written instrument signed by all parties hereto; provided that this Agreement may not be amended or modified if in the reasonable judgment of the General Partner such amendment or modification would not be fair and reasonable to Genesis MLP or the limited partners of Genesis MLP. Any such amendment, modification or waiver shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement. Except as expressly provided in the Loan Documents, no full or partial release of any Collateral or any Subsidiary Guarantor shall be effective without the prior written approval of Salomon Inc and Basis.

     (b) No failure or delay of the Agent, the Collateral Agent, Salomon Inc or Basis in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Collateral Agent, Salomon Inc and Basis hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Genesis OLP or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) above, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Genesis OLP in any case shall entitle Genesis OLP to any other or further notice or demand in similar or other circumstances.

SECTION 8.6.  Termination.

     On the date of the closing of any Substitute Facility entered into by either Genesis OLP or Genesis MLP (i) this Agreement shall terminate and all obligations of Salomon Inc and Basis hereunder shall cease, (ii) Salomon Inc shall have the right to cancel all outstanding Guaranties with respect to any transactions entered into from and after such date and (iii) Genesis OLP shall immediately repay any outstanding Loans to Basis and shall immediately remit cash to Basis equal to the amount of any outstanding Letters of Credit as collateral with respect to such outstanding Letters of Credit. Upon the termination of the Working Capital Facility Commitment, the expiration of all outstanding Letters of Credit, the repayment of all outstanding Loans and the payment of all other amounts owing to Basis hereunder, Basis shall have no further rights or obligations under this Agreement, other than any rights pursuant to Sections 8.9 and 8.14 and any rights or obligations it may have in its capacity as Agent. Upon the termination of this Agreement pursuant to this Section 8.6 and the final satisfaction of all Obligations, the security interest of the Secured Parties in the Collateral shall be released in accordance with Section 9.08 of the Security Agreement.

SECTION 8.7.  Assignment.

     No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other applicable party or parties hereto; provided, however, Salomon Inc or Basis may assign any of its rights or obligations under this Agreement (including any Loans at the time owing to it), provided that the assignee thereof (i) unconditionally assumes such obligations of Salomon Inc or Basis, as applicable, under this Agreement, (ii) (x) is a U.S. Entity or (y) agrees to abide by and submit to the jurisdiction of the United Kingdom or the United States of America with respect to matters arising out of this Agreement and at the time of assignment is not organized or based in any jurisdiction that is subject to any general provision under U.S. laws or regulations prohibiting U.S. Persons from making investments in or conducting business with such jurisdiction and (iii) at the time of such transfer and giving effect to such transfer, is an Investment Grade Entity.

SECTION 8.8.  Counterparts.

     This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

SECTION 8.9.  Demands and Claims.

     Genesis OLP shall use its best efforts to assist Basis and Salomon Inc in defending, pursuing, monitoring or settling any demands or claims for payment of any Guaranties, Letters of Credit, Loans or any other obligations arising hereunder by Basis or Salomon Inc.

SECTION 8.10.  U.S. Currency.

     All sums and amounts payable or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

SECTION 8.11.  Laws and Regulations.

     Notwithstanding any provision of this Agreement to the contrary, no party hereto shall be required to take any act, or be prohibited from taking any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

SECTION 8.12.  Negation of Rights of Assignees and Third Parties.

     The provisions of this Agreement are enforceable solely by the parties to this Agreement and Genesis MLP, and no assignee, other than a permitted transferee of Salomon Inc pursuant to Section 8.7 of this Agreement, or other Person shall have the right to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

SECTION 8.13.  Maximum Interest Rate.

     Nothing contained in this Agreement or the promissory notes issued pursuant hereto shall require Genesis OLP to pay interest at a rate exceeding the maximum rate permitted without penalty by applicable law. Each provision in this Agreement and any note, financial document or other agreement executed in connection herewith is expressly limited so that in no event whatsoever shall the amount paid thereunder, or otherwise paid, by Genesis OLP for the use, forbearance or detention of the money to be loaned under this Agreement, exceed that amount of money which would cause the effective rate of interest thereon to exceed the maximum rate of interest permitted without penalty under applicable law, and all amounts payable under any note, financial documents or any other agreement executed in connection herewith, or otherwise payable in connection therewith, shall be subject to reduction so that such amounts paid or payable for the use, forbearance or detention of money to be loaned under this Agreement shall not exceed that amount of money which would cause the effective rate of interest thereon to exceed the maximum rate of interest permitted without penalty under applicable law.

SECTION 8.14.  Expenses; Indemnification.

     (a) Genesis OLP agrees to pay all out-of-pocket expenses incurred by the Agent, the Collateral Agent, Salomon Inc and Basis in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Agent, the Collateral Agent, Salomon Inc or Basis in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Guaranties or Letters of Credit issued hereunder, including the fees, charges and disbursements of counsel, and, in connection with any such enforcement or protection, the fees, charges and disbursements of counsel for the Agent, the Collateral Agent, Salomon Inc and Basis.

     (b) Genesis OLP shall indemnify the Agent, the Collateral Agent, Salomon Inc and Basis, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) any Loans, Guaranty or Letter of Credit or the use of proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on any property owned or operated by Genesis OLP or any of the Subsidiaries, or any Environmental Liability related in any way to Genesis OLP or the Subsidiaries, in each case arising out or resulting from any such Person being a party to this Agreement or any other Loan Document, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) The provisions of this Section 8.14 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Working Capital Facility Commitment or the Guaranty Facility Commitment, the expiration of any Guaranty or Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent, the Collateral Agent, Salomon Inc or Basis. All amounts due under this Section 8.14 shall be payable on written demand therefor.

SECTION 8.15.  Cash Collateralization.

     If any Event of Default shall occur and be continuing, on the Business Day that Genesis OLP receives notice from the Agent or Basis, demanding the deposit of cash collateral pursuant to this paragraph, Genesis OLP shall deposit in an account with the Agent, in the name of the Agent and for the benefit of Basis and Salomon Inc, an amount in cash equal to the Guaranty Exposure and the L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Genesis OLP described in clause (vi) of Article VII. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of Genesis OLP under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at Genesis OLP's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse Salomon Inc or Basis, as applicable, for Guaranty Disbursements or L/C Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Genesis OLP for the Guaranty Exposure and the L/C Exposure at such time or may be applied to satisfy other obligations of Genesis OLP under this Agreement. If Genesis OLP is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Genesis OLP within three Business Days after all Events of Default have been cured or waived.

SECTION 8.16.  Survival.

     All covenants, agreements, representations and warranties made by Genesis OLP herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Guaranty or Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, Salomon Inc or Basis may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Guaranty or Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 8.14 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Guaranties or Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.17.  Obligations Absolute.

     Genesis OLP's obligation to reimburse Disbursements as provided in Section
2.5 and Section 3.2(d) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

          (i) any lack of validity or enforceability of any Guaranty or Letter of Credit or this Agreement, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Guaranty or Letter of Credit or this Agreement;

          (iii) the existence of any claim, setoff, defense or other right that Genesis OLP, any other party guaranteeing, or otherwise obligated with, Genesis OLP, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Guaranty or Letter of Credit, the Agent, Salomon Inc, Basis or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Guaranty or Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by Salomon Inc under any Guaranty or by the issuer of any Letter of Credit under such Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Guaranty or Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Agent, Salomon Inc, Basis or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of Genesis OLP's obligations hereunder.

Neither the Agent, Salomon Inc and Basis nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Guaranty or Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Guaranty or Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Agent, Salomon Inc or Basis, provided that the foregoing shall not be construed to excuse the Agent, Salomon Inc or Basis from liability to Genesis OLP to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Genesis OLP to the extent permitted by applicable law) suffered by Genesis OLP that are caused by such Person's gross negligence or wilful misconduct.


     IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the Closing Date.


                                  GENESIS CRUDE OIL, L.P.
                                  By:  GENESIS ENERGY, L.L.C., general partner
                                       One Allen Center
                                       500 Dallas, Suite 3200
                                       Houston, Texas 77002
                                       Telephone Number: ______________________
                                       Fax/Telex Number: ______________________
                                       Attention:


                                  By: _________________________________________


                                  SALOMON INC
                                       Seven World Trade Center
                                       43rd Floor
                                       New York, New York 10048
                                       Telephone Number: ______________________
                                       Fax/Telex Number: ______________________
                                       Attention:


                                  By: _________________________________________

                                  BASIS PETROLEUM, INC.
                                       One Allen Center
                                       500 Dallas, Suite 3200
                                       Houston, Texas 77002
                                       Telephone Number:_______________________
                                       Fax/Telex Number:_______________________
                                       Attention:


                                  By: _________________________________________



                                  By: _________________________________________

                                                                       EXHIBIT A
                            FORM OF PROMISSORY NOTE

$                                                             New York, New York
                                                            [            ], 1996

          FOR VALUE RECEIVED, the undersigned Genesis Crude Oil, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the
order of Basis Petroleum, Inc. (the "Lender"), at the office of [          ]
(the "Agent"), at [          ], (i) on the maturity date thereof (as determined
by reference to the Master Credit Support Agreement dated as of [            ],
1996 (the "Credit Agreement"), among Salomon Inc, the Lender and the Borrower), the aggregate unpaid principal amount of each Loan (as defined in the Credit Agreement) to which such maturity Date applies and (ii) on May 31, 1997, the lesser of the principal sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000) and the aggregate unpaid principal amount of all Loans made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

          This Note is one of the promissory notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                 GENESIS CRUDE OIL, L.P., by GENESIS
                                 ENERGY, L.L.C, its operating general partner,


                                 By________________________________________
                                   Name:
                                   Title:

                               Loans and Payments
                               ------------------

                                                                             Unpaid        Name of
                                                                            Principal       Person
                  Amount      Maturity             Payments                Balance of       Making
Date              of Loan       Date         Principal Interest               Note         Notation
----              -------     --------       ------------------            ----------      --------




